Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 397, Florida Trust 135, Massachusetts Trust 80 and Pennsylvania Trust 132:

We consent to the use of our report dated June 24, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

June 24, 2004